                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 14, 1998



                            THE SEAGRAM COMPANY LTD.
             (Exact name of registrant as specified in its charter)



            Canada                                            1-2275                                None
-------------------------------                      -----------------------                  ------------------
(State or other jurisdiction of                      (Commission File Number)                 (I.R.S. Employer
incorporation or organization)                                                                Identification No.)

1430 Peel Street, Montreal, Quebec, Canada                                                         H3A 1S9
-------------------------------------------                                                    ----------------
 (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code:                                             (514) 849-5271
                                                                                              ------------------

Item 5.  Other Events

         On December 14, 1998, The Seagram Company Ltd. (the "Corporation") announced that it updated the investment community on its strategic prograss and near-term outlook at a Corporation-sponsored investor conference in New York. The conference was the first opportunity for Seagram to speak to security analysts and institutional investors about the new Universal Music Group, created on December 10, when the Corporation completed its acquisition of PolyGram N.V. ("PolyGram"). At the meeting, the Corporation also updated approximately 200 attendees on its Spirits and Wine Group and Universal
Studios Inc.'s filmed entertainment and recreation businesses. A copy of the press release which includes financial results and forecasts discussed at the meeting is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         In addition, filed as part of this Current Report on Form 8-K and incorporated by reference herein are unaudited pro forma financial statements and unaudited quarterly supplementary financial information of the Corporation which give effect to the sale of Tropicana Products, Inc. and the Corporation's global juice business on August 25, 1998 and the acquisition of PolyGram. The pro forma financial statements should be read in conjunction with the historical financial statements of the Corporation and PolyGram. Incorporated by reference herein are the unaudited consolidated interim financial reports of PolyGram for the six months ended June 30, 1998 and June 30, 1997 and the nine months ended September 30, 1998 and September 30, 1997 contained in PolyGram's Reports on Form 6-K dated July 22, 1998 and October 21, 1998 (the "Unaudited Interim Financial Reports").

Item 7.  Financial Statements and Exhibits.

         (b)  Pro Forma Financial Information

         (1) Unaudited pro forma consolidated balance sheet as of September 30, 1998 and unaudited pro forma consolidated income statements for the three months ended September 30, 1998 and for the fiscal year ended June 30, 1998.

         (c)  Exhibits

              (99.1) Press Release

              (99.2) Unaudited Quarterly Supplementary Historical and Pro Forma
                     Financial Information

              (99.3) PolyGram's Unaudited Interim Financial Reports
                     (incorporated by reference to PolyGram's Reports on Form
                     6-K dated July 22, 1998 and October 21, 1998).

              (99.4) Pricing Agreement dated December 11, 1998 among Joseph E.
                     Seagram & Sons, Inc. and Goldman, Sachs & Co., Bear,
                     Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
                     Chase Securities Inc., Merrill Lynch, Pierce, Fenner &
                     Smith Incorporated, and Salomon Smith Barney Inc., as representatives of the several underwriters named therein.

              (99.5) Form of Senior Note and Debenture. (This exhibit relates to Registration Statement No. 333-62921 on Form S-3 of the registrant and Joseph E. Seagram & Sons, Inc. and is filed herewith for incorporation by reference in such Registration Statement).

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             THE SEAGRAM COMPANY LTD.


                                             By   /s/ Daniel R. Paladino
                                                  -------------------------
                                                  Daniel R. Paladino
                                                  Executive Vice President,
                                                     Legal and Environmental
                                                     Affairs
Date:  December 14, 1998

                            THE SEAGRAM COMPANY LTD.
                           CURRENT REPORT ON FORM 8-K

                          Index to Financial Statements

     Unaudited Pro Forma Financial Information of The Seagram Company Ltd.:

          Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
          1998.

          Unaudited Pro Forma Consolidated Income Statement for the Three Months Ended September 30, 1998.

          Unaudited Pro Forma Consolidated Income Statement for the Fiscal Year Ended June 30, 1998.

                            THE SEAGRAM COMPANY LTD.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On August 25, 1998, The Seagram Company Ltd. (the "Corporation") completed the sale of Tropicana Products, Inc. and the Corporation's global juice business ("Tropicana") to PepsiCo, Inc. for cash proceeds of approximately $3.3 billion. The proceeds from the Tropicana sale have been used by the Corporation to provide part of the financing for the Corporation's acquisition of PolyGram N.V. ("PolyGram"). On December 6, 1998, the Corporation announced that it had accepted approximatelhy 99.5% of the shares of PolyGram tendered pursuant to a tender offer (the "Offer") by the Corporation. Pursuant to the Offer, the Corporation paid approximately $8.56 billion in cash and issued approximately
47.9 million common shares (approximately 12 percent of the Corporation's outstanding common shares after the transaction). Substantially all of the common shares were issued to Koninklijke Philips Electroncs N.V., which had owned 75% of the PolyGram shares.

     The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 and Unaudited Pro Forma Consolidated Statements of Income for the three months ended September 30, 1998 and for the fiscal year ended June 30, 1998 illustrate (i) the effect of the Offer as if it had been consummated on September 30, 1998 for the Unaudited Pro Forma Consolidated Balance Sheet and
(ii) the effect of the sale of Tropicana and the Offer as if each had been consummated on July 1, 1997 for the Unaudited Pro Forma Consolidated Statement of Income for the three months ended September 30, 1998 and (iii) the effect of the sale of Tropicana, the Offer and the other transactions described below as if such transactions had been consummated on July 1, 1997 for the Unaudited Pro Forma Consolidated Statement of Income for the fiscal year ended June 30, 1998. For purposes of the following Unaudited Pro Forma Consolidated Financial Statements, the total purchase price of the Offer includes Cash Consideration of $8.56 billion and the issuance of 47,904,145 Seagram Shares valued at $2.0 billion. The Offer has been accounted for as a purchase.

     The other transactions referred to in the immediately preceding paragraph are:

     - On October 21, 1997, the acquisition by Universal Studios, Inc. ("Universal") of an incremental 50% interest in the USA Networks partnership, including the Sci-Fi Channel, for $1.7 billion in cash (the "USA Networks Transaction"). The USA Networks Transaction was accounted for under the purchase method of accounting. The cost of the acquisition was allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $1.6 billion of unallocated excess of cost over fair value of assets acquired which was being amortized over 40 years, and

     - On February 12, 1998, the sale of a 50% interest in USA Networks to USA Networks, Inc. ("USAi") and the contribution of the remaining 50% interest in USA Networks and the majority of the television assets ("UTV") of Universal, including all of Universal's domestic television production and distribution operations and 50% of the international operations of USA Networks, to USANi LLC (the "LLC") in a transaction (the "USAi Transaction") in which Universal received cash, 13.5 million shares of USAi (after giving effect to the 2 for 1 split of USAi stock on March 26, 1998), consisting of approximately 7.1 million shares of common stock and 6.4 million shares of Class B common stock which in the aggregate represented a 10.7% equity interest in USAi at date of acquisition, and a 45.8% interest in the LLC which is exchangeable for USAi common stock and Class B common stock. The USAi Transaction resulted in $82 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years. The investment in 7.1 million shares of USAi common stock held by Universal at September 30, 1998 is accounted for at market value ($138 million at September 30, 1998) and has an underlying historical cost of $142 million. The investment in the 6.4 million shares of Class B common stock of USAi is carried at its historical cost of $128 million. The investment in the LLC is included in investments in unconsolidated companies on the consolidated balance sheet and is accounted for under the equity method.

     No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies.

     Pursuant to the agreement relating to the acquisition of PolyGram, PolyGram has retained a financial advisor for the purpose of selling PolyGram's film division as promptly as practicable. On November 10, 1998, Seagram and PolyGram entered into an agreement with a subsidiary of Metro-Goldwyn-Mayer Inc. ("MGM") with respect to the previously announced agreement in principle to sell certain library assets of PolyGram's film division to a subsidiary of MGM following Seagram's acquisition of PolyGram. Discussions with other parties regarding the sale of certain other library assets of PolyGram's film division have taken place, and Seagram is continuing to examine strategic alternatives regarding the film division's production and distribution operations. No adjustment has been included in the pro forma amounts for any sale of PolyGram film division assets.

     These Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (i) the historical financial statements of PolyGram (including the notes thereto) contained in PolyGram's Annual Report on Form 20-F for the year ended December 31, 1997; (ii) the PolyGram unaudited consolidated interim financial data contained in PolyGram's Reports on Form 6-K dated July 22, 1998 and October 21, 1998, which are incorporated by reference herein, (iii) the historical financial statements of Seagram contained in Seagram's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended and (iv) the historical unaudited consolidated financial statements of Seagram contained in Seagram's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.


     The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the sale of Tropicana, the Offer, the USA Networks Transaction and the USAi Transaction been consummated as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                      (UNITED STATES DOLLARS IN MILLIONS)

                                                                POLYGRAM       POLYGRAM       SEAGRAM
                                                 SEAGRAM        FINANCIAL      PRO FORMA    CONSOLIDATED
                                                HISTORICAL    STATEMENTS(a)   ADJUSTMENTS     PRO FORMA
                                                ----------    -------------   -----------    ------------
ASSETS
  Current assets
     Cash and short-term investments at
       cost...................................   $ 3,753       $   98          $5,417(b)      $   708
                                                                               (8,560)(c)
     Receivables, net.........................     2,216        1,268            --             3,484
     Inventories..............................     2,734          154            --             2,888
     Film costs, net of amortization..........       304          194            --               498
     Deferred income taxes....................       294          216            --               510
     Prepaid expenses and other current
       assets.................................       683          528            (188)(d)       1,023
                                                 -------       ------         -------         -------
       TOTAL CURRENT ASSETS...................     9,984        2,458          (3,331)          9,111(k)
                                                 -------       ------         -------         -------
  Common stock of DuPont......................       925         --              --               925
  Common stock of USAi........................       266         --              --               266
  Film costs, net of amortization.............     1,292          315            --             1,607
  Artists' contracts, advances and other
     entertainment assets.....................       860        1,265           2,800(e)        4,925
  Property, plant and equipment, net..........     2,759          405            --             3,164
  Investment in unconsolidated companies......     3,836           69            --             3,905
  Excess of cost over fair value of assets
     acquired.................................     3,109        1,060           6,754(e)       10,923
  Deferred charges and other assets...........       651           68             --              719
                                                 -------       ------         -------         -------
                                                 $23,682       $5,640         $ 6,223         $35,545(k)
                                                 =======       ======         =======         =======
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
     Short-term borrowings and indebtedness
       payable within one year................   $ 1,820       $  482         $   917(f)      $ 3,219
     Accrued royalties and participations.....       738          911              --           1,649
     Payables and accrued liabilities.........     2,043        1,037              95(g)        3,175
     Income and other taxes...................       525           47              --             572
                                                 -------       ------         -------         -------
       TOTAL CURRENT LIABILITIES..............     5,126        2,477           1,012           8,615(k)
                                                 -------       ------         -------         -------
  Long-term indebtedness......................     2,266           76           4,500(h)        6,842
  Accrued royalties and participations........       453          187              --             640
  Deferred income taxes.......................     2,541          271           1,064(e)        3,876
  Other credits...............................     1,044          242              --           1,286
  Minority interest...........................     1,923           34              --           1,957
  Shareholders' equity
     Shares without par value.................       859        2,353          (2,353)(i)       2,859
                                                                                2,000(j)
     Cumulative currency translation
       adjustments............................      (382)          --              --            (382)
     Cumulative gain on equity securities
       after tax..............................       477           --              --             477
     Retained earnings........................     9,375           --              --           9,375
                                                 -------       ------         -------         -------
       TOTAL SHAREHOLDERS' EQUITY.............    10,329        2,353            (353)         12,329
                                                 -------       ------         -------         -------
                                                 $23,682       $5,640         $ 6,223         $35,545
                                                 =======       ======         =======         =======

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998
         (UNITED STATES DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                            PRO FORMA ADJUSTMENTS
                                                 -------------------------------------------
                                                                  POLYGRAM                          SEAGRAM
                                  SEAGRAM         TROPICANA       FINANCIAL       POLYGRAM        CONSOLIDATED
                                 HISTORICAL      ADJUSTMENTS    STATEMENTS(l)    ADJUSTMENTS        PRO FORMA
                                 ----------      -----------    -------------    -----------       -----------
Revenues......................     $ 2,247                            $1,343                        $ 3,590
Cost of revenues..............       1,282                               741         $    83(m)       2,106
Selling, general and
  administrative
  expenses....................         786                               533              42(n)       1,361
                                   -------                            ------         -------         ------
Operating income..............         179                                69            (125)           123(k)
  Interest, net and
    other.....................          41                                11              93(o)         145
                                   -------                            ------         -------         ------
                                       138                                58            (218)           (22)
  Provision (benefit)
    for income taxes..........          87                               (11)            (65)(p)         11
  Minority interest
    charge (credit)...........           6                                (4)             (6)(q)         (4)
Equity earnings (loss)
  from unconsolidated
  companies...................          50                                (2)             --             48
                                   -------                            ------         -------         ------
  Income (loss) from
    continuing
    operations................     $    95                            $   71         $  (147)        $   19
  Discontinued Tropicana
    operations:

    Loss from discontinued
     operations (net of
     taxes of $0)                       (3)                 3 (r)         --              --             --
    Gain on sale of discontinued
     operations (net of taxes
     of $373).................       1,072             (1,072)(s)         --              --             --
                                   -------            -------        -------         -------         ------
                                     1,069             (1,069)            --              --             --
                                   -------            -------         ------         -------         ------
Net income (loss).............     $ 1,164            $(1,069)        $   71         $  (147)        $   19(k)
                                   =======            =======         ======         =======         ======
Basic earnings per share
  Income from continuing
    operations................     $   .27                                                           $  .05
  Income from
    discontinued
    Tropicana
    operations, after
    tax.......................        3.08                                                               --
                                   -------                                                           ------
  Net income..................     $  3.35                                                           $  .05
                                   =======                                                           ======
Diluted earnings per
  share
  Income from continuing
    operations................     $   .27                                                           $  .05
  Income from
    discontinued
    Tropicana
    operations, after
    tax.......................        3.06                                                               --
                                   -------                                                           ------
  Net income..................     $  3.33                                                           $  .05
                                   =======                                                           ======
Shares (in thousands)
  Weighted average
    shares
    outstanding...............     347,360                                            47,904(j)     395,264
  Dilutive potential
    common shares.............       2,593                                                            2,593
                                   -------                                                          -------
  Adjusted weighted
    average shares
    outstanding...............     349,953                                                          397,857
                                   =======                                                          =======

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1998
         (UNITED STATES DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           PRO FORMA
                                          ADJUSTMENTS                             PRO FORMA ADJUSTMENTS
                                       -----------------               --------------------------------------------
                                       UTV AND             SEAGRAM/                       POLYGRAM                      SEAGRAM
                           SEAGRAM       USA      USAI &     USAI        TROPICANA        FINANCIAL      POLYGRAM     CONSOLIDATED
                          HISTORICAL   NETWORKS   OTHER    PRO FORMA   ADJUSTMENTS(r)   STATEMENTS(l)   ADJUSTMENTS    PRO FORMA
                          ----------   --------   ------   ---------   --------------   -------------   -----------   ------------
Revenues................   $ 9,474      $(376)(t)  $ 11(v)  $9,109                         $5,559                       $14,668
Cost of revenues........     5,525       (232)(t)            5,293                          3,045         $   347(m)      8,685
Selling, general and
  administrative
  expenses..............     3,396        (53)(t)     8(v)   3,351                          2,156             174(n)      5,681
                           -------      -----      ----     ------         ------          ------         -------       -------
Operating income........       553        (91)        3        465                            358            (521)          302(k)
  Interest, net and
    other...............       228        (38)(t)    21(w)     211                             14             373(o)        598
Gain on sale of Time
  Warner shares.........       926         --        --        926                                                          926
Gain on USAi
  transaction...........       360         --        --        360                                                          360
                           -------      -----      ----     ------         ------          ------         -------       -------
                             1,611        (53)      (18)     1,540                            344            (894)          990
  Provision (benefit)
    for income taxes....       638        (14)        3(p)     627                            102            (263)(p)       466
  Minority interest
    charge (credit).....        48        (10)(t)     6(q)      44                             11             (35)(q)        20
Equity (loss) earnings
  from unconsolidated
  companies.............       (45)        31(t)     19(u)       5                            (11)                           (6)
                           -------      -----      ----     ------         ------          ------         -------       -------
  Income (loss) from
    continuing
    operations..........   $   880      $   2      $ (8)    $  874                         $  220         $  (596)      $   498
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................        66         --        --         66         $  (66)             --              --            --
                           -------      -----      ----     ------         ------          ------         -------       -------
Net income (loss).......   $   946      $   2      $ (8)    $  940         $  (66)         $  220         $  (596)      $   498(k)
                           =======      =====      ====     ======         ======          ======         =======       =======
Basic earnings per share
  Income from continuing
    operations..........   $  2.51                                                                                      $  1.25
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.70                                                                                      $  1.25
                           =======                                                                                      =======
Diluted earnings per
  share
  Income from continuing
    operations..........   $  2.49                                                                                      $  1.24
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.68                                                                                      $  1.24
                           =======                                                                                      =======
Shares (in thousands)
  Weighted average
    shares
    outstanding.........   349,874                                                                         47,904(j)    397,778
  Dilutive potential
    common shares.......     3,731                                                                                        3,731
                           -------                                                                                      -------
  Adjusted weighted
    average shares
    outstanding.........   353,605                                                                                      401,509
                           =======                                                                                      =======

                           NOTES TO SEAGRAM PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

(a) The PolyGram financial statements have been converted to U.S. GAAP and certain reclassifications have been made to conform to Seagram's account classifications. The balance sheet has been converted at a rate of 1.8794 Dutch Guilders to 1.0 US Dollar.

(b) Reflects the cash proceeds from short term borrowings and long term borrowings.

(c)  Reflects the cash paid to PolyGram shareholders in the Offer.

(d) Reflects option premiums for the purchase of various currency options to hedge Seagram's currency exposure given that the cash consideration payable in the Offer is payable in Dutch Guilders. Seagram has purchased options to sell $6.8 billion in exchange for Deutsch Marks, which are being used as a proxy for Dutch Guilders due to the greater liquidity available in the German currency, at strike prices equivalent to the forward rates at the times of purchase. These options mature on various dates near the expected close of the Offer.

(e) Reflects preliminary estimates of the revaluation of artist contracts, catalogs and music publishing to fair value and the associated deferred tax liability and the unallocated amount of the excess of the purchase price over the fair value of PolyGram assets acquired. Seagram is currently evaluating the fair value of certain assets to be acquired and liabilities to be assumed. Upon completion of this valuation, Seagram will make a final allocation of the excess purchase price over fair value, which may include adjustments to the preliminary estimates referenced above. Accordingly, the purchase accounting allocation is preliminary and has been made solely for the purpose of developing the unaudited pro forma consolidated financial information.

(f)  Reflects the short-term borrowings to finance the Offer.

(g) Reflects financing and transaction costs incurred as a result of the Offer.

(h)  Reflects the long-term borrowings to finance the Offer.

(i)  Reflects the elimination of historical PolyGram equity.

(j) Reflects the issuance of 47,904,145 Seagram Shares at $41.75 per share to PolyGram shareholders in the Offer.

(k) Includes PolyGram's film division balances which represent approximately five percent of Seagram pro forma current assets, approximately two percent of Seagram pro forma total assets, approximately five percent of Seagram pro forma current liabilities and approximately two percent of Seagram pro forma total liabilities. The operating loss and net loss for PolyGram's film division for the three months ended September 30, 1998 were $38 million and $48 million, respectively. The operating loss and net loss for PolyGram's film division for the twelve months ended June 30, 1998 were $102 million and $150 million, respectively.

(l) The PolyGram financial statements for the three months ended September 30, 1998 and the twelve months ended June 30, 1998 have been converted to U.S. GAAP and certain reclassifications have been made to conform to Seagram's account classifications. The income statement has been converted to US Dollars at an average rate of 1.9868 Dutch Guilders to one US Dollar for the three months ended September 30, 1998, and at an average rate of
     2.01812 Dutch Guilders to one US Dollar for the twelve months ended June 30, 1998.

(m) Reflects the amortization, on an accelerated basis over periods from 14 to 20 years, of the $2.8 billion revaluation to fair value of artist contracts, catalogs and music publishing assets as described in note (e). Amortization for the fiscal years ending June 30, 1999, June 30, 2000, June 30, 2001 and June 30, 2002 will be $332 million, $228 million, $198 million and $183 million, respectively.

(n) Reflects the amortization, over a 40 year period, of the unallocated amount of the excess of the purchase price over the fair value of PolyGram assets acquired as described in note (e).

(o) Reflects the additional interest expense resulting from the increased short-term borrowings of approximately $917 million at an average borrowing rate of 6.28% and increased long-term borrowings of $4.5 billion at an average borrowing rate of 7.02% for the payment of $8.35 billion of the $10.35 billion purchase price to acquire 100% of PolyGram in the Offer. The balance of the $8.35 billion payment will be funded from the net sale proceeds from the sale of Tropicana.

(p)  Reflects the income taxes provided for at the statutory income tax rate.

(q) Reflects the adjustment of interest attributable to minority shareholders of Universal.

(r)  Reflects the removal of Tropicana net income.

(s)  Reflects the removal of the gain on the sale of Tropicana.

(t) Reflects the elimination of USA Networks and the television business contributed to the LLC. The initial 50% interest was accounted for under the equity method of accounting, while the acquisition of the remaining 50% interest was accounted for under the purchase method of accounting.

(u) Reflects the 45.8% equity in the net income of the LLC net of the amortization of goodwill on the investment in the LLC over 40 years. The interest in the LLC is accounted for under the equity method of accounting.

(v) Reflects distribution agreements which principally include: (1) USAi's distribution of Universal's library and other television product and theatrical films in domestic television markets and (2) Universal's distribution of USAi's television product in foreign markets.

(w) Reflects the additional interest expense resulting from the increased short-term borrowings for the payment of $1.7 billion for the incremental 50% interest in USA Networks offset by the reduction of short-term borrowings using cash proceeds of $1.3 billion from the USAi transaction, at an average borrowing rate of 5.4%.

                                EXHIBIT INDEX
                                ------- -----



              (99.1) Unaudited Quarterly Supplementary Pro Forma Financial
                     Information

              (99.3) Pricing Agreement dated December 11, 1998 among Joseph E.
                     Seagram & Sons, Inc. and Goldman, Sachs & Co., Bear, Stearns & Co. Inc.,
                     Morgan Stanley & Co. Incorporated, Chase Securities Inc., Merrill Lynch,
                     Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc.,
                     as representatives of the several underwriters named therein.

